As filed with the Securities and Exchange Commission on February 3, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Yumanity Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8436652
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

40 Guest Street, Suite 4410

Boston, MA 02135

(617) 409-5300

(Address of Principal Executive Offices)

Proteostasis Therapeutics, Inc. 2016 Stock Option and Incentive Plan

Proteostasis Therapeutics, Inc. 2016 Employee Stock Purchase Plan

(Full Title of the Plans)

Richard Peters, M.D., Ph.D.

Chief Executive Officer

Yumanity Therapeutics, Inc.

40 Guest Street, Suite 4410

Boston, MA 02135

(617) 409-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Cable, Esq.

Arthur McGivern, Esq.

Jesse Nevarez, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
2016 Stock Option and Incentive Plan Common Stock, $0.001 par value per share	303,495 shares(3)	$17.98	$5,456,840.10	$595.34
2016 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	6,937 shares(4)	$17.98	$124,727.26	$13.61
Total	310,432 shares			$608.95

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, and based on $17.98, the average of the high and low sale prices of the registrant’s common stock as reported on the Nasdaq Capital Market on January 28, 2021.

(3)

Represents an automatic increase to the number of shares available for issuance under the registrant’s 2016 Stock Option and Incentive Plan (the “Plan”), effective as of January 1, 2021. Shares available for issuance under the Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on March 31, 2016 (Registration No. 222-210521), June 7, 2017 (Registration No. 333-218544), March 15, 2018 (Registration No. 333-223664), March 8, 2019 (Registration No. 333-230155) and March 13, 2020 (Registration No. 333-237181).

(4)

Represents an automatic increase to the number of shares available for issuance under the registrant’s 2016 Employee Stock Purchase Plan (the “ESPP”), effective as of January 1, 2021. Shares available for issuance under the ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on March 31, 2016 (Registration No. 333-210521), June 7, 2017 (Registration No. 333-218544), March 15, 2018 (Registration No. 333-223664), March 8, 2019 (Registration No. 333-230155) and March 13, 2020 (Registration No. 333-237181).

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which previous registration statements filed on Form S-8 of the Registrant is effective. The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on March 31, 2016 (Registration No.  333-210521), June 7, 2017 (Registration No.  333-218544), March 15, 2018 (Registration No.  333-223664), March 8, 2019 (Registration No.  333-230155) and March 13, 2020 (Registration No. 333-237181) are hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A, as filed with the SEC on February 1, 2016)

4.2	Fifth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3, as filed with the SEC on November 23, 2018)

4.3	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 30, 2020)

4.4	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 30, 2020)

4.5	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 24, 2020)

4.6	Third Amended and Restated Stockholders’ Agreement of the Registrant (incorporated by Reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1/A, as filed with the SEC on February 1, 2016)

4.7	Registration Rights Agreement, dated as of December 22, 2020 by among the Company and certain purchasers listed therein (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 30, 2020)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	2016 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-208735) filed on February 1, 2016).

99.2	2016 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-208735) filed on February 1, 2016).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on 3rd day of February, 2021.

YUMANITY THERAPEUTICS, INC.

By:	/s/ Richard Peters
Richard Peters
President, Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Richard Peters and Paulash Mohsen as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Richard Peters Richard Peters	Director, President, Chief Executive Officer (Principal Executive Officer)	February 3, 2021

/s/ Paulash Mohsen Paluash Mohsen	Chief Business Officer (Principal Financial Officer)	February 3, 2021

/s/ Marie Epstein Marie Epstein	Vice President, Finance (Principal Accounting Officer)	February 3, 2021

/s/ N. Anthony Coles N. Anthony Coles	Executive Chair of the Board of Directors	February 3, 2021

/s/ Patricia Allen Patricia Allen	Director	February 3, 2021

/s/ David Arkowitz David Arkowitz	Director	February 3, 2021

/s/ Kim C. Drapkin Kim C. Drapkin	Director	February 3, 2021

/s/ Richard A. Heyman Richard A. Heyman	Director	February 3, 2021

/s/ Jeffery W. Kelly Jeffery W. Kelly	Director	February 3, 2021

/s/ Cecil B. Pickett Cecil B. Pickett	Director	February 3, 2021

/s/ Lynne Zydowsky Lynne Zydowsky	Director	February 3, 2021